NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS SECOND QUARTER FISCAL 2021 FINANCIAL RESULTS

•Q2 Revenue of $7.6 Billion Decreased 0.8% Reported and 1.5% Organic
•Q2 GAAP Diluted EPS of $0.36; Q2 Non-GAAP Diluted EPS of $1.02

DUBLIN – November 24, 2020 – Medtronic plc (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2021, which ended October 30, 2020.

The company reported second quarter worldwide revenue of $7.647 billion, a decrease of 0.8 percent as reported and 1.5 percent on an organic basis, which adjusts for the $59 million benefit of foreign currency translation. Unless otherwise stated, all revenue growth rates in this press release are stated on an organic basis, which adjusts for the impact of foreign currency translation. There were no acquisitions made in the last year that had a significant impact on the company’s second quarter revenue growth.

As reported, second quarter GAAP net income and diluted earnings per share (EPS) were $489 million and $0.36, respectively. As detailed in the financial schedules included through the link at the end of this release, second quarter non-GAAP net income and non-GAAP diluted EPS were $1.380 billion and $1.02, respectively, both decreases of 22 percent. Adjusting for the negative 4 cent impact from foreign currency, second quarter non-GAAP diluted EPS decreased 19 percent.

Second quarter U.S. revenue of $4.054 billion represented 53 percent of company revenue and decreased 2 percent as reported and organic. Non-U.S. developed market revenue of $2.446 billion represented 32 percent of company revenue and increased 6 percent as reported and 1 percent organic. Emerging Markets revenue of $1.147 billion represented

15 percent of company revenue and decreased 9 percent as reported and 6 percent organic.

“We’re seeing a faster-than-expected recovery and approaching year-over-year growth. Our revenue growth is improving, our pipeline is advancing, and we're gaining share in an increasing number of businesses. At the same time, we’re in the process of implementing our new operating model and augmenting our culture with a focus on market share and being bold,” said Geoff Martha, Medtronic chief executive officer. “Despite the challenges posed by the pandemic, we’re well positioned to accelerate growth over the medium- and long-term as we continue investing in and progressing a number of opportunities, creating value for society and our shareholders.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG second quarter revenue of $2.725 billion decreased 4.6 percent as reported and 5.5 percent organic. CVG’s revenue reflected a year-over-year decline in procedure volumes as a result of the COVID-19 pandemic; however, revenue did improve sequentially as procedures volumes continued to improve. CVG’s organic performance was impacted by low-single digit declines in CRHF, mid-teens decline in CSH, and low-single digit declines in APV.

•Cardiac Rhythm & Heart Failure second quarter revenue of $1.426 billion was flat as reported and decreased 1.3 percent organic. Arrhythmia Management revenue, including implantable defibrillators (ICDs), Pacemakers, Implantable Diagnostics, and Cardiac Ablation Solutions declined in the low-single digits. This included mid-seventies growth in Leadless Pacemakers, and specifically mid-eighties growth in the United States, on the continued global adoption of the company’s Micra™ transcatheter pacing systems. Heart Failure declined low-single digits, as flat results in cardiac resynchronization therapy pacemakers (CRT-Ps) and mid-twenties declines in left ventricular assist devices (LVADs) were partially offset by mid-single digit growth in cardiac resynchronization therapy defibrillators (CRT-Ds) from the recent launch of Cobalt™ and Crome™.

•Coronary & Structural Heart second quarter revenue of $831 million decreased 13.0 percent as reported and 13.6 organic, reflecting high-twenties declines in drug-eluting stents (DES). The company experienced a slowdown in DES sales in

China ahead of the national tender announcement in mid-October. In addition, the company recorded a $26 million reserve as a result of the tender. Outside of China, DES sales declined in the mid-teens. While transcatheter aortic valves (TAVR) declined high-single digits versus the prior year, the company estimates it held share in the third calendar quarter versus the prior quarter.

•Aortic, Peripheral & Venous second quarter revenue of $468 million decreased 1.3 percent as reported and 1.9 percent organic. Aortic grew in the low-single digits, Peripheral declined in the low-single digits, and Venous declined in the high-single digits.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG second quarter revenue of $2.285 billion increased 6.7 percent as reported and 6.2 percent organic. MITG’s revenue reflected a year-over-year decline in procedure volumes offset by increased demand for COVID-19 related diagnostics and therapies. SI’s mid-single digit organic decline was offset by low-thirties organic growth in RGR.

•Surgical Innovations second quarter revenue of $1.393 billion decreased 4.2 percent as reported and 4.9 percent organic. Advanced Surgical declined low-single digits, reflecting the decline of worldwide surgical procedures. General Surgery products declined in the high-single digits.

•Respiratory, Gastrointestinal & Renal second quarter revenue of $893 million increased 29.8 percent as reported and 29.7 organic, reflecting the increased demand for Respiratory Interventions products. Respiratory & Patient Monitoring grew in the low-forties, with sales of ventilators increasing nearly four-fold, as the company increased production of its PB980 high-acuity ventilator to address global demand.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Cranial and Spinal Technologies, Specialty Therapies, and Neuromodulation divisions. RTG second quarter revenue of $2.063 billion decreased 2.3 percent as reported and 2.9 percent organic. RTG’s revenue reflected a year-over-year decline in procedure volumes as a result of the COVID-19 pandemic. RTG’s organic performance this quarter included mid-single-digit declines in

Cranial and Spinal Technologies, flat results in Specialty Therapies, and low-single digit declines in Neuromodulation.

•Cranial and Spinal Technologies second quarter revenue of $1.071 billion decreased 4.1 percent as reported and 4.6 organic, including low-single digit declines in Spine and high-single digit declines in Enabling Technology. Core Spine declined in the low-single digits globally and grew in the low-single digits in the US. China Orthopedics (Kanghui) grew in the high-single digits.

•Specialty Therapies second quarter revenue of $581 million increased 1.0 percent as reported and 0.3 percent organic. ENT declined in the high-single digits, Neurovascular increased in the low-single digits, and Pelvic Health increased in the mid-single digits.

•Neuromodulation second quarter revenue of $411 million decreased 2.1 percent as reported and 3.1 percent organic, including mid-single digit declines in Pain Therapies and low-single digit growth in DBS.

Diabetes Group
Diabetes Group second quarter revenue of $574 million decreased 3.7 percent as reported and 5.0 percent organic. Diabetes Group revenue performance was impacted by a delay in new patient starts on insulin pumps and continued competitive pressure. CGM grew in the mid-single digits.

Guidance
Given the uncertainty on near-term financial results caused by the COVID-19 pandemic, the company is not providing formal annual or quarterly financial guidance at this time.

Webcast Information
Medtronic will host a webcast today, November 24, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Medtronic plans to report its fiscal year 2021 third and fourth quarter results on Tuesday, February 23, 2021 and Thursday, May 27, 2021, respectively, and its fiscal year 2022 first quarter results on August 24, 2021. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules
To view the second quarter financial schedules and non-GAAP reconciliations, click here. To view the second quarter earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to the impact COVID-19 has had and is expected to continue to have on our business, operations and production, as well as demand for our offerings, and on our employees, medical professional and healthcare system, communities in which we operate, and our financial results and condition, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the second quarter of fiscal year 2020.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

-end-
View Second Quarter Financial Schedules & Non-GAAP Reconciliations
View Second Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	SECOND QUARTER						SECOND QUARTER YEAR-TO-DATE(2)
	REPORTED				CONSTANT CURRENCY		REPORTED				CONSTANT CURRENCY
(in millions)	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth
Cardiac & Vascular Group	$2,725	$2,855	(4.6)%	$27	$2,698	(5.5)%	$5,158	$5,645	(8.6)%	$(12)	$5,170	(8.4)%
Cardiac Rhythm & Heart Failure	1,426	1,426	—	18	1,408	(1.3)	2,673	2,807	(4.8)	2	2,671	(4.8)
Coronary & Structural Heart	831	955	(13.0)	6	825	(13.6)	1,611	1,896	(15.0)	(12)	1,623	(14.4)
Aortic, Peripheral, & Venous	468	474	(1.3)	3	465	(1.9)	873	942	(7.3)	(3)	876	(7.0)
Minimally Invasive Therapies Group	2,285	2,142	6.7	11	2,274	6.2	4,086	4,242	(3.7)	(27)	4,113	(3.0)
Surgical Innovations	1,393	1,454	(4.2)	10	1,383	(4.9)	2,473	2,871	(13.9)	(15)	2,488	(13.3)
Respiratory, Gastrointestinal, & Renal	893	688	29.8	1	892	29.7	1,613	1,371	17.7	(11)	1,624	18.5
Restorative Therapies Group(3)	2,063	2,112	(2.3)	13	2,050	(2.9)	3,774	4,124	(8.5)	(4)	3,778	(8.4)
Cranial & Spinal Technologies	1,071	1,117	(4.1)	5	1,066	(4.6)	2,015	2,167	(7.0)	(2)	2,017	(6.9)
Specialty Therapies	581	575	1.0	4	577	0.3	1,035	1,138	(9.1)	(3)	1,038	(8.8)
Neuromodulation	411	420	(2.1)	4	407	(3.1)	725	818	(11.4)	1	724	(11.5)
Diabetes Group	574	596	(3.7)	8	566	(5.0)	1,136	1,188	(4.4)	(3)	1,139	(4.1)
TOTAL	$7,647	$7,706	(0.8)%	$59	$7,588	(1.5)%	$14,154	$15,199	(6.9)%	$(46)	$14,200	(6.6)%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) Fiscal year 2021 is a 53-week fiscal year, with the extra week occurring in the first fiscal month of the first quarter and included in reported second quarter year-to-date results. While it is difficult to calculate the impact of the extra week, the Company estimates the extra week benefited second quarter year-to-date constant currency growth by approximately $360 to $390 million. Second quarter year-to-date revenue also includes $15 million of inorganic revenue related to the Titan Spine acquisition, which is included in the reported results of the Cranial & Spinal Technologies division of the Restorative Therapies Group. When excluding the impact of currency, inorganic Titan Spine revenue, and the estimated impact of the extra week, second quarter year-to-date revenue for fiscal year 2021 declined approximately 9 percent organic.
(3) In the first quarter of fiscal year 2021, the Company realigned its divisions within the Restorative Therapies Group. As a result, fiscal year 2020 results have been recast to adjust for this realignment.
(4) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	SECOND QUARTER			SECOND QUARTER YEAR-TO-DATE
	REPORTED			REPORTED
(in millions)	FY21	FY20	Growth	FY21	FY20	Growth
Cardiac & Vascular Group	$1,377	$1,455	(5.4)%	$2,582	$2,816	(8.3)%
Cardiac Rhythm & Heart Failure	760	785	(3.2)	1,431	1,514	(5.5)
Coronary & Structural Heart	357	403	(11.4)	663	779	(14.9)
Aortic, Peripheral, & Venous	260	267	(2.6)	488	523	(6.7)
Minimally Invasive Therapies Group	996	922	8.0	1,718	1,835	(6.4)
Surgical Innovations	560	584	(4.1)	960	1,157	(17.0)
Respiratory, Gastrointestinal, & Renal	436	338	29.0	758	679	11.6
Restorative Therapies Group(3)	1,397	1,440	(3.0)	2,533	2,778	(8.8)
Cranial & Spinal Technologies	770	802	(4.0)	1,462	1,544	(5.3)
Specialty Therapies	346	351	(1.4)	588	687	(14.4)
Neuromodulation	281	287	(2.1)	483	548	(11.9)
Diabetes Group	284	311	(8.7)	572	618	(7.4)
TOTAL	$4,054	$4,129	(1.8)%	$7,405	$8,046	(8.0)%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) In the first quarter of fiscal year 2021, the Company realigned its divisions within the Restorative Therapies Group. As a result, fiscal year 2020 results have been recast to adjust for this realignment.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	SECOND QUARTER						SECOND QUARTER YEAR-TO-DATE(3)
	REPORTED				CONSTANT CURRENCY		REPORTED				CONSTANT CURRENCY
(in millions)	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth
U.S.	$1,377	$1,455	(5.4)%	$—	$1,377	(5.4)%	$2,582	$2,816	(8.3)%	$—	$2,582	(8.3)%
Non-U.S. Developed	945	890	6.2	41	904	1.6	1,798	1,820	(1.2)	27	1,771	(2.7)
Emerging Markets	404	510	(20.8)	(15)	419	(17.8)	778	1,009	(22.9)	(39)	817	(19.0)
Cardiac & Vascular Group	2,725	2,855	(4.6)	27	2,698	(5.5)	5,158	5,645	(8.6)	(12)	5,170	(8.4)
U.S.	996	922	8.0	—	996	8.0	1,718	1,835	(6.4)	—	1,718	(6.4)
Non-U.S. Developed	837	782	7.0	31	806	3.1	1,556	1,573	(1.1)	20	1,536	(2.4)
Emerging Markets	452	438	3.2	(21)	473	8.0	811	834	(2.8)	(47)	858	2.9
Minimally Invasive Therapies Group	2,285	2,142	6.7	11	2,274	6.2	4,086	4,242	(3.7)	(27)	4,113	(3.0)
U.S.	1,397	1,440	(3.0)	—	1,397	(3.0)	2,533	2,778	(8.8)	—	2,533	(8.8)
Non-U.S. Developed	426	416	2.4	17	409	(1.7)	802	842	(4.8)	11	791	(6.1)
Emerging Markets	240	256	(6.3)	(4)	244	(4.7)	439	504	(12.9)	(15)	454	(9.9)
Restorative Therapies Group	2,063	2,112	(2.3)	13	2,050	(2.9)	3,774	4,124	(8.5)	(4)	3,778	(8.4)
U.S.	284	311	(8.7)	—	284	(8.7)	572	618	(7.4)	—	572	(7.4)
Non-U.S. Developed	238	226	5.3	12	226	—	465	457	1.8	6	459	0.4
Emerging Markets	51	59	(13.6)	(4)	55	(6.8)	100	113	(11.5)	(9)	109	(3.5)
Diabetes Group	574	596	(3.7)	8	566	(5.0)	1,136	1,188	(4.4)	(3)	1,139	(4.1)
U.S.	4,054	4,129	(1.8)	—	4,054	(1.8)	7,405	8,046	(8.0)	—	7,405	(8.0)
Non-U.S. Developed	2,446	2,315	5.7	101	2,345	1.3	4,621	4,692	(1.5)	64	4,557	(2.9)
Emerging Markets	1,147	1,262	(9.1)	(43)	1,190	(5.7)	2,128	2,460	(13.5)	(110)	2,238	(9.0)
TOTAL	$7,647	$7,706	(0.8)%	$59	$7,588	(1.5)%	$14,154	$15,199	(6.9)%	$(46)	$14,200	(6.6)%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Fiscal year 2021 is a 53-week fiscal year, with the extra week occurring in the first fiscal month of the first quarter and included in reported second quarter year-to-date results. While it is difficult to calculate the impact of the extra week, the Company estimates the extra week benefited second quarter year-to-date constant currency growth by approximately $360 to $390 million. Second quarter year-to-date revenue also includes $15 million of inorganic revenue related to the Titan Spine acquisition, which is included in the reported results of the Cranial & Spinal Technologies division of the Restorative Therapies Group. When excluding the impact of currency, inorganic Titan Spine revenue, and the estimated impact of the extra week, second quarter year-to-date revenue for fiscal year 2021 declined approximately 9 percent organic.
(4) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 30, 2020	October 25, 2019	October 30, 2020	October 25, 2019
Net sales	$7,647	$7,706	$14,154	$15,199
Costs and expenses:
Cost of products sold	2,705	2,394	5,209	4,760
Research and development expense	639	603	1,260	1,190
Selling, general, and administrative expense	2,600	2,620	5,017	5,163
Amortization of intangible assets	443	441	884	881
Restructuring charges, net	97	27	150	74
Certain litigation charges, net	84	121	(4)	168
Other operating expense, net	149	149	35	127
Operating profit	930	1,351	1,603	2,836
Other non-operating income, net	(65)	(108)	(147)	(209)
Interest expense	470	165	641	774
Income before income taxes	525	1,294	1,109	2,271
Income tax provision (benefit)	31	(77)	124	23
Net income	494	1,371	985	2,248
Net income attributable to noncontrolling interests	(5)	(7)	(9)	(20)
Net income attributable to Medtronic	$489	$1,364	$976	$2,228
Basic earnings per share	$0.36	$1.02	$0.73	$1.66
Diluted earnings per share	$0.36	$1.01	$0.72	$1.65
Basic weighted average shares outstanding	1,344.4	1,340.8	1,343.1	1,340.8
Diluted weighted average shares outstanding	1,352.1	1,351.4	1,351.1	1,351.6

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 30, 2020
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,647	$2,705	64.6%	$930	12.2%	$525	$489	$0.36	5.9%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(32)	0.4	179	2.3	179	135	0.10	24.6
Acquisition-related items (3)	—	(2)	—	37	0.5	37	31	0.02	16.2
Certain litigation charges	—	—	—	84	1.1	84	63	0.05	25.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	1	1	—	—
IPR&D charges (5)	—	—	—	10	0.1	10	8	0.01	20.0
Medical device regulations (6)	—	(11)	0.1	19	0.2	19	16	0.01	15.8
Amortization of intangible assets	—	—	—	443	5.8	443	373	0.28	15.8
Debt tender premium (7)	—	—	—	—	—	308	248	0.18	19.5
Certain tax adjustments, net (8)	—	—	—	—	—	—	16	0.01	—
Non-GAAP	$7,647	$2,660	65.2%	$1,702	22.3%	$1,606	$1,380	$1.02	13.8%
Currency impact	(59)	(47)	0.4	66	1.0			0.04
Currency Adjusted	$7,588	$2,613	65.6%	$1,768	23.3%			$1.06

	Three months ended October 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,706	$2,394	68.9%	$1,351	17.5%	$1,294	$1,364	$1.01	(6.0)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(32)	0.4	94	1.2	94	78	0.06	17.0
Acquisition-related items (9)	—	—	—	27	0.4	27	23	0.02	14.8
Certain litigation charges	—	—	—	121	1.6	121	93	0.07	23.1
(Gain)/loss on minority investments (4)	—	—	—	—	—	(12)	(10)	(0.01)	16.7
Medical device regulations (6)	—	(4)	0.1	10	0.1	10	9	0.01	10.0
Exit of businesses (10)	—	—	—	41	0.5	41	35	0.03	14.6
Contribution to Medtronic Foundation	—	—	—	80	1.0	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	441	5.7	441	374	0.28	15.2
Certain tax adjustments, net (11)	—	—	—	—	—	—	(251)	(0.19)	—
Non-GAAP	$7,706	$2,358	69.4%	$2,165	28.1%	$2,096	$1,777	$1.31	14.9%

See description of non-GAAP financial measures at the end of the earnings press release.
(1)The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges relate to certain license payments for unapproved technology.
(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(7)The charges relate to the early redemption of approximately $6.0 billion of debt.
(8)Relates to the amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(9)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(10)The net charge relates to the exit of businesses and is primarily comprised of intangible asset impairments.
(11)The benefit relates to the impact of tax reform in Switzerland.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 30, 2020
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,154	$5,209	63.2%	$1,603	11.3%	$1,109	$976	$0.72	11.2%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(59)	0.4	307	2.2	307	241	0.18	21.5
Acquisition-related items (3)	—	(5)	—	(68)	(0.5)	(68)	(44)	(0.03)	35.3
Certain litigation charges	—	—	—	(4)	—	(4)	(6)	—	(50.0)
(Gain)/loss on minority investments (4)	—	—	—	—	—	(9)	(10)	(0.01)	(11.1)
IPR&D charges (5)	—	—	—	19	0.1	19	16	0.01	15.8
Medical device regulations (6)	—	(20)	0.1	37	0.3	37	32	0.02	13.5
Amortization of intangible assets	—	—	—	884	6.2	884	743	0.55	16.0
Debt tender premium and other charges (7)	—	—	—	—	—	308	248	0.18	19.5
Certain tax adjustments, net	—	—	—	—	—	—	20	0.01	—
Non-GAAP	$14,154	$5,125	63.8%	$2,778	19.6%	$2,583	$2,216	$1.64	13.9%
Currency impact	46	(8)	0.2	137	0.9			0.08
Currency Adjusted	$14,200	$5,117	64.0%	$2,915	20.5%			$1.72

	Six months ended October 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$15,199	$4,760	68.7%	$2,836	18.7%	$2,271	$2,228	$1.65	1.0%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(67)	0.4	218	1.4	218	187	0.14	14.2
Acquisition-related items (8)	—	—	—	46	0.3	46	40	0.03	13.0
Certain litigation charges	—	—	—	168	1.1	168	136	0.10	19.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	(11)	(9)	(0.01)	18.2
Debt tender premium and other charges (9)	—	—	—	(7)	—	406	320	0.24	21.2
Medical device regulations (6)	—	(7)	—	18	0.1	18	16	0.01	11.1
Exit of business (10)	—	—	—	41	0.3	41	35	0.03	14.6
Contribution to Medtronic Foundation	—	—	—	80	0.5	80	62	0.05	25.5
Amortization of intangible assets	—	—	—	881	5.8	881	746	0.55	15.3
Certain tax adjustments, net (11)	—	—	—	—	—	—	(281)	(0.21)	—
Non-GAAP	$15,199	$4,686	69.2%	$4,281	28.2%	$4,118	$3,480	$2.57	15.0%
See description of non-GAAP financial measures contained in this release.
(1)The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and a change in amounts accrued for certain contingent liabilities for recent acquisitions.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges relate to certain license payments for unapproved technology.

(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(7)The charges relate to the early redemption of approximately $6.0 billion of debt.
(8)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in fair value of contingent consideration.
(9)The charges, which include $413 million recognized in interest expense and ($7 million) recognized in other operating expense, net, primarily relate to the early redemption of approximately $5.2 billion of debt.
(10)The net charges relate to the exit of businesses and are primarily comprised of intangible asset impairments.
(11)The net benefit primarily relates to the impact of tax reform in Switzerland and the United States.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 30, 2020
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,647	$2,600	34.0%	$639	8.4%	$149	1.9%	$(65)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(49)	(0.6)	—	—	—	—	—
Acquisition-related items (2)	—	(2)	—	—	—	(33)	(0.4)	—
IPR&D charges (3)	—	—	—	—	—	(10)	(0.1)	—
Medical device regulations (4)	—	—	—	(9)	(0.1)	—	—	—
Gain/(loss) on minority investments (5)	—	—	—	—	—	—	—	(1)
Non-GAAP	$7,647	$2,549	33.3%	$630	8.2%	$106	1.4%	$(66)
Currency impact	(59)	(13)	0.1	(2)	0.1	(63)	(0.8)	—
Currency Adjusted	$7,588	$2,536	33.4%	$628	8.3%	$43	0.6%	$(66)

See description of non-GAAP financial measures at the end of the earnings press release.
(1)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(3)The charges relate to certain license payments for unapproved technology.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 30, 2020
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$14,154	$5,017	35.4%	$1,260	8.9%	$35	0.2%	$(147)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(98)	(0.7)	—	—	—	—	—
Acquisition-related items (2)	—	(2)	—	—	—	75	0.5	—
IPR&D charges (3)	—	—	—	—	—	(19)	(0.1)	—
Medical device regulations (4)	—	—	—	(17)	(0.1)	—	—	—
Gain/(loss) on minority investments (5)	—	—	—	—	—	—	—	9
Non-GAAP	$14,154	$4,917	34.7%	$1,243	8.8%	$91	0.6%	$(138)
Currency impact	46	17	—	—	—	(100)	(0.7)	—
Currency Adjusted	$14,200	$4,934	34.7%	$1,243	8.8%	$(9)	(0.1)%	$(138)
See description of non-GAAP financial measures at the end of the earnings press release.
(1)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)The charges primarily include business combination costs, changes in fair value of contingent consideration, and a change in amounts accrued for certain contingent liabilities for recent acquisitions.
(3)The charges relate to certain license payments for unapproved technology.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended	Three months ended	Three months ended	Fiscal year	Fiscal year
(in millions)	October 30, 2020	October 30, 2020	October 25, 2019	2020	2019
Net cash provided by operating activities	$2,139	$1,861	$1,867	$7,234	$7,007
Additions to property, plant, and equipment	(615)	(281)	(283)	(1,213)	(1,134)
Free Cash Flow (1)	$1,524	$1,580	$1,584	$6,021	$5,873
See description of non-GAAP financial measures at the end of the earnings press release.

(1)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 30, 2020	April 24, 2020
ASSETS
Current assets:
Cash and cash equivalents	$6,420	$4,140
Investments	7,857	6,808
Accounts receivable, less allowances and credit losses of $312 and $208, respectively	5,348	4,645
Inventories, net	4,484	4,229
Other current assets	1,927	2,209
Total current assets	26,036	22,031
Property, plant, and equipment	12,198	11,644
Accumulated depreciation	(7,260)	(6,816)
Property, plant, and equipment, net	4,938	4,828
Goodwill	41,212	39,841
Other intangible assets, net	18,412	19,063
Tax assets	3,176	2,832
Other assets	2,112	2,094
Total assets	$95,886	$90,689
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$4,041	$2,776
Accounts payable	1,902	1,996
Accrued compensation	2,133	2,099
Accrued income taxes	406	502
Other accrued expenses	3,589	2,993
Total current liabilities	12,071	10,366
Long-term debt	25,967	22,021
Accrued compensation and retirement benefits	2,024	1,910
Accrued income taxes	2,569	2,682
Deferred tax liabilities	1,251	1,174
Other liabilities	1,688	1,664
Total liabilities	45,570	39,817
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,345,547,814 and 1,341,074,724 shares issued and outstanding, respectively	—	—
Additional paid-in capital	26,481	26,165
Retained earnings	27,526	28,132
Accumulated other comprehensive loss	(3,843)	(3,560)
Total shareholders’ equity	50,164	50,737
Noncontrolling interests	152	135
Total equity	50,316	50,872
Total liabilities and equity	$95,886	$90,689

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 30, 2020	October 25, 2019
Operating Activities:
Net income	$985	$2,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,340	1,328
Provision for doubtful accounts	86	44
Deferred income taxes	(69)	(245)
Stock-based compensation	210	169
Loss on debt extinguishment	308	406
Other, net	112	119
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(669)	39
Inventories, net	(145)	(267)
Accounts payable and accrued liabilities	108	(294)
Other operating assets and liabilities	(127)	(170)
Net cash provided by operating activities	2,139	3,377
Investing Activities:
Acquisitions, net of cash acquired	(370)	(201)
Additions to property, plant, and equipment	(615)	(584)
Purchases of investments	(5,360)	(4,226)
Sales and maturities of investments	4,337	3,260
Other investing activities	(4)	(16)
Net cash used in investing activities	(2,012)	(1,767)
Financing Activities:
Change in current debt obligations, net	(57)	42
Proceeds from short-term borrowings (maturities greater than 90 days)	2,789	—
Issuance of long-term debt	7,172	5,568
Payments on long-term debt	(6,336)	(5,594)
Dividends to shareholders	(1,558)	(1,447)
Issuance of ordinary shares	119	432
Repurchase of ordinary shares	(68)	(962)
Other financing activities	(70)	(54)
Net cash provided by (used in) financing activities	1,991	(2,015)
Effect of exchange rate changes on cash and cash equivalents	162	(26)
Net change in cash and cash equivalents	2,280	(431)
Cash and cash equivalents at beginning of period	4,140	4,393
Cash and cash equivalents at end of period	$6,420	$3,962

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$384	$494
Interest	321	322